Exhibit 99.1

Earnings Release

Paysign, Inc. Reports Fourth-Quarter and Full-Year 2020 Financial Results

•	Fourth-quarter adjusted EBITDA of $0.8 million, or diluted adjusted EBITDA per share of $0.01

•	Fourth-quarter net loss of $4.3 million, or diluted earnings per share (EPS) of ($0.09), which includes a $4.0 million tax provision for recording a valuation on our deferred tax asset which remains available for future benefit

•	Fourth-quarter total revenues of $7.3 million, a decrease of $2.5 million from fourth-quarter 2019

•	Fourth-quarter gross dollar load volume declined 2.2% versus the year-ago period and increased 15.9% versus the previous quarter

•	Fourth-quarter purchase volume declined 12.0% versus the year-ago period and increased 14.4% versus the previous quarter

Henderson, NV – March 25, 2021 -- Paysign, Inc. (NASDAQ: PAYS), a leading provider of prepaid card programs, digital banking services, and payment processing, today reported financial results for the fourth-quarter and fiscal year 2020.

“2020 was a difficult year for our business due to the COVID-19 pandemic as it negatively impacted our clients in the pharma and plasma industries. The month of May marked the low point for our plasma business and we have continued to see improvements throughout the year as states loosen restrictions on businesses. While COVID-19 and government stimulus measures will likely continue to impact our business into 2021, we remain cautiously optimistic that our businesses will continue to rebound as vaccinations become more prevalent and business restrictions are lifted,” said Mark Newcomer, Paysign CEO. “During the year we added 55 new plasma programs and experienced a net growth in card programs of 61. With $7.8 million of unrestricted cash and zero debt on our balance sheet, the company remains well-capitalized and positioned to weather any further impacts from the pandemic.”

PAYSIGN, INC.

SUMMARY OF CONSOLIDATED FINANCIAL RESULTS

	Quarter Ended December 31,		Year Ended December 31,
	(Unaudited)		(Audited)
	2020	2019	2020	2019
Revenues
Plasma industry	$6,298,653	$7,630,631	$23,401,068	$26,994,929
Pharma industry	921,644	1,835,610	326,699	7,372,990
Other	33,140	298,734	392,667	298,734
Total revenues	7,253,437	9,764,975	24,120,434	34,666,653
Cost of revenues	3,541,270	4,703,409	14,817,028	15,425,178
Gross profit	3,712,167	5,061,566	9,303,406	19,241,475
Gross margin %	51.2%	51.8%	38.6%	55.5%

Operating expenses
Selling, general and administrative	3,792,396	3,172,799	15,091,432	11,656,681
Impairment of intangible asset	–	–	382,414	–
Loss on abandonment of assets	–	–	42,898	–
Depreciation and amortization	578,117	435,361	2,124,762	1,483,140
Total operating expenses	4,370,513	3,608,160	17,641,506	13,139,821
Income (loss) from operations	$(658,346)	$1,453,406	$(8,338,100)	$6,101,654

Net income (loss) attributable to Paysign, Inc.	$(4,311,158)	$1,883,779	$(9,141,562)	$7,454,319

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The following additional details are provided to aid in understanding Paysign’s fourth-quarter 2020 results, versus the year-ago period:

•	Revenues decreased $2.5 million (25.7%).
o	Plasma revenue decreased $1.3 million (17.5%) primarily due to the impact of COVID-19 which resulted in a decrease in plasma donations and dollars loaded to card. Average revenue per center declined 25.7%. We added 36 new plasma centers during the quarter, exiting the year with 340 centers. This compares to 285 centers at the end of 2019.
o	Pharma revenue decreased $0.9 million (49.8%) primarily driven by the change in accounting estimate that occurred in the third quarter which impacted the recognition of settlement income during the fourth-quarter compared to the same period in 2019.
•	Cost of revenues decreased $1.2 million (24.7%). Cost of revenues are comprised of transaction processing fees, data connectivity and data center expenses, network fees, bank fees, card production costs, customer service, program management, application integration setup, and sales and commission expense. The decrease was primarily due to the decrease in transaction volumes.
•	Gross profit decreased $1.3 million (26.7%) due to the reduction in revenues, and the disproportionate decrease in cost of revenues. Gross margin was 51.2% compared to 51.8% in the same period the prior year.
•	Operating expenses increased $0.8 million (21.1%) from the fourth-quarter 2019 but decreased $0.6 million (12.4%) compared to the third-quarter 2020. The year-over-year increase was primarily related to an increase in staffing and compensation, professional services, stock-based compensation, technologies and telecom, depreciation, amortization, and rent costs, slightly offset by a decrease in travel.
•	Net income decreased $6.2 million to a loss of $4.3 million. The overall change in net income attributable to Paysign, Inc. relates to a $4.0 million tax provision for recording a valuation on our deferred tax asset and the aforementioned factors.
•	Adjusted EBITDA, which is operating income plus depreciation, amortization, stock-based compensation, impairment of an intangible asset, and loss on the abandonment of assets, and is a non-GAAP metric used by management to gauge the operating performance of the business, decreased $1.8 million to $0.8 million due to the aforementioned factors.

2020 Year Milestones

•	As of December 31, 2020, we had approximately 3.5 million cardholders and 360 card programs.
•	Added 55 plasma programs, 5 new pharma programs, and 1 additional corporate incentive program.
•	Remediated all material weaknesses in internal control over financial reporting disclosed in our 2019 Form 10-K.

COVID-19 Update

The outbreak of a novel coronavirus and the incidence of the related disease (COVID-19) starting in late 2019 has continued, spreading throughout the United States and much of the world beginning in the first quarter of 2020. In March 2020, the World Health Organization declared the outbreak a pandemic. While the disruption is currently expected to be temporary, there is uncertainty about the duration. The COVID-19 outbreak and government stimulus measures to help individuals and business most impacted by COVID-19, has had and will continue to have an adverse effect on the company's results of operations into 2021. While we remain cautiously optimistic, given the uncertainty around the extent and timing of the potential future spread or mitigation of COVID-19 and around the imposition or relaxation of protective measures, management cannot reasonably estimate the impact on the company's future results of operations, cash flows, or financial condition.

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Material Weakness Remediation

We implemented our remediation plan for the previously reported material weaknesses in internal control over financial reporting, described in Part II, Item 9A of our 2019 Form 10-K, which included taking steps to improve the design and methods for testing internal controls, adding resources to carry out such practices, and instituting new procedures for managing system user access and change control. As previously described in Part I, Item 4 of our Forms 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, our remediation was ongoing throughout 2020.

The following actions contributed to the remediation efforts:

•	Strengthened the Technology Department, including hiring a new Chief Technology Officer and creating and filling a new Information Security Manager position.
•	Secured technical training on COSO’s Internal Control – Integrated Framework, cybersecurity, and regulatory compliance.
•	Engaged a SOX advisory accounting firm to aid in refining our narratives and independently test the design and operating effectiveness of our internal control over financial reporting.
•	Substantially refined process narratives and created risk control matrices as a basis for the design of our internal control over financial reporting, including IT general controls.
•	Defined and implemented multiple user roles to enhance access controls to our core processing platform.
•	Refined the change control process for system changes, including forming an IT Change Review Board and implementing software monitoring of production system changes.

As of December 31, 2020, management concluded that the remediated controls were operating effectively and the deficiencies that contributed to the material weaknesses had been effectively corrected.

Other than the changes related to our remediation efforts described above, we made no changes in our internal control over financial reporting during the quarter ended December 31, 2020, that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Fourth-Quarter and Year-end 2020 Financial Results Conference Call Details

At 5:00 p.m. ET today, the company will host a conference call to discuss its fourth-quarter and year-end 2020 results. The conference call may include forward-looking statements. The dial-in information for this call is 877.407.2988 (within the U.S.) and 201.389.0923 (outside the U.S.). A replay of the call will be available until June 25, 2021, and can be accessed by dialing 877.660.6853 (within the U.S.) and 201.612.7415 (outside the U.S.), using passcode 13716772.

Forward-Looking Statements

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and the company intends that such forward-looking statements be subject to the safe-harbor created thereby. All statements, other than statements of fact, included in this release, are forward-looking statements. Such forward-looking statements include, among others, that the pandemic continues to have a meaningful impact on the company’s business and operations; the company’s optimistic outlook in the recovery of the pharma and plasma industries; the company’s ability to return to year-over-year growth; the company remains well-capitalized and positioned to weather impacts from the pandemic; and that the company expects an upturn in the second half of 2021 resulting from vaccinations becoming more prevalent and business restrictions being lifted. We caution that these statements are qualified by important risks, uncertainties, and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, the inability to continue our current growth rate in future periods; that a downturn in the economy, including as a result of COVID-19, as well as government stimulus measures, could reduce our customer base and demand for our products and services, which could have an adverse effect on our business, financial condition, profitability, and cash flows; operating in a highly regulated environment; failure by us or business partners to comply with applicable laws and regulations; changes in the laws, regulations, credit card association rules or other industry standards affecting our business; that a data security breach could expose us to liability and protracted and costly litigation; and other risk factors set forth in our Form 10-K for the year ended December 31, 2020. Except to the extent required by federal securities laws, the company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

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About Paysign, Inc.

Paysign, Inc., (NASDAQ: PAYS), is a vertically integrated provider of prepaid card products and processing services for corporate, consumer, and government applications. Our payment solutions are utilized by our corporate customers as a means to increase customer loyalty, increase patient adherence rates, reduce administration costs, and streamline operations. Public sector organizations can utilize our payment solutions to disburse public benefits or for internal payments. We market our prepaid card solutions under our Paysign brand. As we are a payment processor and prepaid card program manager, we derive our revenues from all stages of the prepaid card lifecycle. We provide a card processing platform consisting of proprietary systems and software applications based on the unique needs of our clients. We have extended our processing business capabilities through our proprietary Paysign platform. Through the Paysign platform, we provide a variety of services including transaction processing, cardholder enrollment, value loading, cardholder account management, reporting, and customer service. The Paysign platform is built on modern cross-platform architecture and is designed to be highly flexible, scalable and customizable. The platform has allowed the company to significantly expand its operational capabilities by facilitating our entry into new markets within the payments space through its flexibility and ease of customization. The Paysign platform delivers cost benefits and revenue-building opportunities to our partners. We have developed prepaid card programs for corporate incentives and rewards including, but not limited to, consumer rebates and rewards, donor compensation, clinical trials, healthcare reimbursement payments, and pharmaceutical payment assistance. We have expanded our product offerings to include additional corporate incentive products and demand deposit accounts accessible with a debit card. In the future, we expect to further expand our product offerings into other prepaid card offerings such as payroll cards, travel cards, and expense reimbursement cards. Our cards are sponsored by our issuing bank partners. For over 15 years healthcare companies, major pharmaceutical companies, multinationals, prestigious universities, and social media companies have relied on Paysign to provide state-of-the-art prepaid payment programs tailored to their unique requirements. Paysign® is a registered trademark of Paysign, Inc. in the United States and other countries. For more information visit us at paysign.com or follow us on LinkedIn, Twitter, and Facebook.

Contacts:

Investor Relations: ir@paysign.com	Media Relations: Alicia Ches aches@paysign.com 702.749.7257

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PAYSIGN, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended December 31,		Year Ended December 31,
	(Unaudited)		(Audited)
	2020	2019	2020	2019

Revenues
Plasma industry	$6,298,653	$7,630,631	$23,401,068	$26,994,929
Pharma industry	921,644	1,835,610	326,699	7,372,990
Other	33,140	298,734	392,667	298,734
Total revenues	7,253,437	9,764,975	24,120,434	34,666,653

Cost of revenues	3,541,270	4,703,409	14,817,028	15,425,178

Gross profit	3,712,167	5,061,566	9,303,406	19,241,475

Operating expenses
Selling, general and administrative	3,792,396	3,172,799	15,091,432	11,656,681
Impairment of intangible asset	–	–	382,414	–
Loss on abandonment of assets	–	–	42,898	–
Depreciation and amortization	578,117	435,361	2,124,762	1,483,140
Total operating expenses	4,370,513	3,608,160	17,641,506	13,139,821

Income (loss) from operations	(658,346)	1,453,406	(8,338,100)	6,101,654

Other income
Interest income	13,245	76,464	90,720	441,116

Income (loss) before income tax provision (benefit)	(645,101)	1,529,870	(8,247,380)	6,542,770

Income tax provision (benefit)	3,666,057	(353,908)	894,182	(909,976)

Net income (loss) before noncontrolling interest	(4,311,158)	1,883,778	(9,141,562)	7,452,746

Net loss attributable to noncontrolling interest	–	1	–	1,573

Net income (loss) attributable to Paysign, Inc.	$(4,311,158)	$1,883,779	$(9,141,562)	$7,454,319

Net income (loss) per share
Basic	$(0.09)	$0.04	$(0.19)	$0.16
Diluted	$(0.09)	$0.03	$(0.19)	$0.14

Weighted average common shares
Basic	49,918,782	48,092,931	49,272,494	47,436,754
Diluted	49,918,782	54,437,309	49,272,494	54,550,369

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PAYSIGN, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Audited)

	December 31,	December 31,
	2020	2019
ASSETS

Current assets
Cash	$7,829,453	$9,663,746
Restricted cash	48,100,951	35,908,559
Accounts receivable	654,859	891,936
Prepaid expenses and other current assets	1,375,364	1,413,208
Total current assets	57,960,627	47,877,449

Fixed assets, net	1,849,164	937,185
Intangible assets, net	3,699,033	3,816,232
Operating lease right-of-use asset	4,324,682	–
Deferred tax asset	–	917,480

Total assets	$67,833,506	$53,548,346

LIABILITIES AND EQUITY

Current liabilities
Accounts payable and accrued liabilities	$2,162,256	$1,523,604
Operating lease, current portion	320,636	–
Customer card funding	48,100,951	32,723,227
Total current liabilities	50,583,843	34,246,831

Operating lease liability, long term portion	4,013,598	–

Total liabilities	54,597,441	34,246,831

Stockholders' equity
Common stock: $0.001 par value; 150,000,000 shares authorized, 50,251,607 and 48,577,712 issued at December 31, 2020 and 2019, respectively	50,252	48,578
Additional paid-in-capital	14,388,890	11,577,539
Treasury stock at cost, 303,450 shares	(150,000)	(150,000)
Retained earnings	(1,053,077)	8,088,485
Total Paysign, Inc. stockholders' equity	13,236,065	19,564,602
Noncontrolling interest	–	(263,087)
Total equity	13,236,065	19,301,515

Total liabilities and equity	$67,833,506	$53,548,346

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Paysign, Inc. Non-GAAP Measures

To supplement Paysign’s financial results presented on a GAAP basis, we use non-GAAP measures that exclude from net income the following cash and non-cash items: interest, taxes, amortization and depreciation, stock-based compensation, impairment of intangible asset, and loss on the abandonment of assets. We believe these non-GAAP measures used by management to gauge the operating performance of the business help investors better evaluate our past financial performance and potential future results. Non-GAAP measures should not be considered in isolation or as a substitute for comparable GAAP accounting, and investors should read them in conjunction with the company’s financial statements prepared in accordance with GAAP. The non-GAAP measures we use may be different from, and not directly comparable to, similarly titled measures used by other companies.

“EBITDA” is defined as earnings before interest, taxes, depreciation, and amortization expense. “Adjusted EBITDA” reflects the adjustment to EBITDA to exclude stock-based compensation charges, impairment of an intangible asset and loss on the abandonment of assets.

Adjusted EBITDA is not intended to represent cash flows from operations, operating income (loss), or net income (loss) as defined by U.S. GAAP as indicators of operating performances. Management cautions that amounts presented in accordance with Paysign’s definition of Adjusted EBITDA may not be comparable to similar measures disclosed by other companies because not all companies calculate Adjusted EBITDA in the same manner.

PAYSIGN, INC.

	Quarter Ended December 31,		Year Ended December 31,
	(Unaudited)		(Audited)
	2020	2019	2020	2019
Net income (loss) attributable to Paysign, Inc.	$(4,311,158)	$1,883,779	$(9,141,562)	$7,454,319
Income tax benefit	3,666,057	(353,908)	894,182	(909,976)
Interest income	(13,245)	(76,464)	(90,720)	(441,116)
Depreciation and amortization	578,117	435,361	2,124,762	1,483,140
EBITDA	(80,229)	1,888,768	(6,213,338)	7,586,367
Impairment of intangible asset	–	–	382,414	–
Loss on abandonment of assets	–	–	42,898	–
Stock-based compensation	847,970	662,726	2,971,777	2,528,613
Adjusted EBITDA	$767,741	$2,551,494	$(2,816,249)	$10,114,980

Non-GAAP EPS - basic	$0.02	$0.05	$(0.06)	$0.21
Non-GAAP EPS - diluted	$0.01	$0.05	$(0.06)	$0.19

Weighted average common shares
Basic	49,918,782	48,092,931	49,272,494	47,436,754
Diluted	53,671,904	54,437,309	49,272,494	54,550,369

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